UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2008

OKANA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138146	20-2881151
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

7071 Jasper Drive

Vernon, B.C. Canada V1H 1P2

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2008, the Company accepted the resignation of Mervyn Weiss as a member of the Board of Directors.  There have been no disagreements between Mr. Weiss and the Company on any matter relating to its operations, policies or practices.  The Company has provided Mr. Weiss with a copy of the disclosures it is making herein no later than the day this Report is filed with the Commission.  The Company has provided Mr. Weiss with the opportunity to furnish the Company, as promptly as possible, a letter stating whether he agrees with the statements made, and if not, stating in what respects he disagrees.  To date, no letter has been received.  Any letter received will be filed as an exhibit to an amended Report within two business days of receipt of such letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Ronnie Birch

Ronnie Birch, President